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                                                                   EXHIBIT 10.65

                            SUMMARY OF THE KEY TERMS:

                            SMS COOPERATION AGREEMENT

PARTY A: GUANGDONG MOBILE COMMUNICATIONS CORPORATION

PARTY B: SHANGHAI WEILAN COMPUTER CO., LTD.

DATED:   JANUARY 16, 2004

Guangdong Mobile Communications Corporation (hereinafter referred to as "Party A") is a network operation company that has been approved by the Chinese authority in charge of information industry under the State Council to provide mobile network telephone services (including voice message, data and multimedia) to the general public within Guangdong province.

Shanghai Weilan Computer Co., Ltd. (hereinafter referred to as the "Party B") uses wireless interconnections as its major platform to provide a range of mobile message services to customers who can access the Internet via mobile terminals or PCs.

For the purposes of giving full play of the advantage of each Party in its service area and providing Monternet WAP services to its subscribers in Guangdong and other users permitted by Party A, the parties have reached the following agreement with respect to SMS cooperation in accordance with the principles of equal benefit, advantage sharing, and mutual development.

ARTICLE 1         COOPERATION PROJECT

(1) As a provider of the platform for the delivery of SMS, Party A will provide networking channel to Party B for a fee.

(2) Party B shall, through Party A's SMS platform, provide the following information and application services to Party A's subscribers in Guangdong and other subscribers agreed by Party A. Party B shall, according to subscribers' customization requirements, provide subscribers with timely information services with sound quality and quantity.

(3) Party A shall use its billing and business supporting system to provide Party B with paid business billing and fee collection service.

ARTICLE 2         PARTY A'S RIGHTS AND OBLIGATIONS

(1) Party A shall have the right to verify operation license for internet information services or operation license for telecom value-added services, credit certificate, business license, source of information and bank account and other materials relating to the normal operation of business provided by Party B.

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(2)      Party A shall provide Party B with the connection point for SMS service and SMS service volume control. Party A has the right to adjust SMS service volume according to the capacity of its SMS center.

(3) Any expansion of Party B's business offerings or its application to alter its business shall be subject to Party A's review within 10 days upon submission of related materials by Party B.

(4) Party A shall have the ownership of its subscribers and the right to know about Party B's business. Party A has the right to request Party B to provide Party A with customer information, business profile, log and statistics relating to Party B's Monternet services.

(5) Party A shall have the right to stipulate measures for the management of the Monternet services and to examine the performance standards and the documentation with respect to customer services; Party A also have the right to require Party B to observe and implement the above mentioned measures and standards. Party A shall carry out 1-2 performance reviews on Party B each year according to the management requirements mentioned above.

(6) Party A shall provide Party B with a system to identify and verify user registration and log-on information, which system shall be connected with Party B's content service system, and the subscriber data recorded by such system shall be the controlling information on the subscribers' usage of Party B's services.

(7) Party A shall provide Party B with a customer service number for the customer to make complaint and enquiry calls. Party A's customer service center shall be the party to make final confirmation and distribution of Monternet customer service problems, Party B's customer service personnel or customer service system shall assist Party A to analyze and deal with complaints and enquiries relating to relevant customer services. Party A has the right to forward such customer complaints and enquiries not arising from network communication problems. Party A shall be liable for such customer enquiries and complaints due to network communication problems.

(8) Party A shall collect the service fee from subscribers for Party B based on Party A's billing information.

(9) Party A shall provide to Party B volume information at its SMS gateway recording the amount of SMS sent by Party B; Party A's information will be the basis for the settlement of SMS communication network fee.

(10) Party A has the right to verify the profit forecast of the parties provided by Party B to Party A prior to the activation of the service to be provided by Party A.

(11) Party A and Party B can jointly engage in marketing and customer advertisement. Party A has the right to request Party B to identify the brand of "MONTERNET" upon Party A's examination and approval. In the event that Party B's promotion and advertisement involves the corporate name and other brand specifications of Party A, it shall be subject to Party A's prior examination and approval.

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ARTICLE 3         PARTY B'S RIGHTS AND OBLIGATIONS:

(1) Party B shall provide Party A with true and reliable operation license for internet information services or operation license for telecom value-added services, credit certificate, business license, source of information and bank account and other materials relating to the normal operation of business, and guarantee that the billing for such information services is in compliance with relevant provisions of the State pricing authority.

(2) Party B shall ensure content compliance with regulations and the nine categories of illegal information listed in Information Source Networking Information Safety and Security Liability Statement (Exhibit
         4).

(3) Party B shall provide Party A with its preliminary response within 2 hours of receiving customer complaints and verify the reasons for the problems underlying such complaints within one working day.

(4) Party B shall verify the true identity of users and display calling number along with the SMS.

(5) Party B shall strictly control the function of group SMS service and ensure a piece of SMS can be reached by at most 1-2 calling numbers.

(6) During the term of this agreement, Party B shall not provide any third parties the same information services that it provides to Party A through any channels or any means; Party B must create a separate database for Party A's subscribers that is separate from that for the subscribers of any third parties. Further, Party B shall not provide any Monternet services to any third parties any time through any means.

(7) Party B shall not publish advertisement or other non-relevant information on its website. Any supplement to Party B's business and application for business alteration shall be subject to Party A's review and approval, and shall be verified by Party A's billing examination. Party B shall timely deliver to Party A such business materials that require Party B's resolution. (As of the date of this Agreement, basic information provided by Party B are listed as Exhibit 3 hereto.)

(8) Party B shall provide Party A with reports on the customer development, customer category, customer habit, business forecast and subscriber information necessary for the administration of Party B's services, and ensure timely upgrade of Party A's customer database. Party A shall keep such information confidential in accordance with Article 7 "Confidential Information." Party B shall be responsible for providing system to keep a log of the required information mentioned above and shall keep historical records for at least one month.

(9) Party B shall ensure that customers are informed of the price, content and the manner through which its services are provided prior to the delivery of its services.

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(10)     Party B shall obtain customer's consent before providing its services and shall, according to subscribers' customization requirements, provide subscribers with timely, quality and the correct quantity of information services.

(11) Party B shall observe Party A's measures with respect to the management of the Monternet services and standards of customer service and documentation; in addition, Party B shall be subject to Party A's inspection and supervision. If, for whatever reason, Party B withdraws from providing WAP services to Party A, Party B must provide a one-month grace period to continue its service and make a website announcement on its website (WW/WAP) or other channels to keep Party A's subscribers informed.

(12) Party B shall handle customer enquiries and complaints not resulting from network communication problems and establish effective channels for complaints that will be directed to Party A's customer service center. Party B shall assume the ultimate liability to customers for such customer complaints for which neither Party A nor Party B can give a reasonable explanation.

(13) Party B shall fill out the number of billable characters in each delivered message as required by Party A.

(14)     Party B shall be solely liable for tax payment on its profit.

(15) Party B shall issue a formal invoice to Party A for such information service fees collected from Party A.

(16) Party B shall actively engage itself in marketing and customer promotion. The content of Party B's promotion and advertisement materials shall include the "MONTERNET" brand as required by Party A.

(17) Within 6 months after the effectiveness of the Agreement, Party B shall not conduct the same or similar WAP services within Guangdong province for any third party.

ARTICLE 4         MAINTENANCE RESPONSIBILITIES

(1) Responsibilities for maintenance shall be divided at the point where the equipment of the parties connects; each Party shall perform its respective obligations to ensure the normal operation of their services.

(2) Detailed responsibilities of the parties are listed in Exhibit 1 hereto.

ARTICLE 5         BILLING AND SETTLEMENT

(1) Party A shall be entitled to the network fees arising from customers' use of SMS services. Party A and Party B together shall share in the information service fees paid by customers in accordance with a pre-determined percentage.

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(2)      If subscribers refuse to pay the information service fees due to problems with the quality of Party B's service, such unpaid amount shall be deducted from Party B's share of the information fees.

(3) If Party B fails to transmit its information services in accordance with the format requirements of Party A (i.e., by including in each message certain wordings regarding information service fees), Party A will not include such amount in the information fees collected for Party B and Party B shall be solely liable for any consequence arising therefrom.

(4) Detailed method for billing and settlement is set forth in Exhibit 2 hereto.

ARTICLE 6         REWARD AND PUNISHMENT PROVISIONS

(I)      PUNISHMENT

         1. The occurrence of any of the following shall result in public censor (such as including Party B on China Mobile's internal blacklist or prohibiting Party B from working with other provincial affiliates); suspension of its approval of Party B's new businesses (by 3-12 months); and deduction of 10-20 points/occurrence in performance review on Party B.

                  (i) Party B's users create SMS content and Party B fails to restrict the flow of group-SMS to a non-insubstantial degree;

                  (ii) National anthem, flag or emblem is made downloadable by Party B;

                  (iii) No identity verification by Party B which results in anonymous SMS to customer's mobile phones;

                  (iv) Party B's system cannot support "Help and Information" function;

                  (v) Party B fails to display the Monternet brand in its marketing and media promotion materials and information releases.

                  (vi) Party B fails to comply with state telecommunications and internet laws, regulations or orders in a non-insubstantial degree.

                  (vii) Party B fails to keep all users' business log for at lease three months.

                           Party B's customers are seriously affected by Party B's system testing, activation and modification, which results in strong complaints from the customers.

                  (viii) Party A's network system is damaged due to Party B's system testing, activation and modification.

                  (ix) Other conduct of Party B in violation of this Agreement.

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         2.       The occurrence of any of the following shall require public apology to each of the affected users and a deduction of 20-30 points in performance review on Party B for each occurrence.

                  (i) Sending SMS to other provinces through Party A's connection points at Guangdong.

                  (ii) Party B knowingly interrupts SMS delivery to increase fees to be paid by users.

                  (iii) If Party B sends promotional advertisements in small volume and limited scope without prior consent of its users, Party B undertakes to pay damages to China Mobile.

         3. The occurrence of any of the following shall empower Party A to deny settlement and demand damages from Party B and to deduct 40-60 points in Party A's performance review of Party B for each occurrence.

                  (i) Party B fails to take effective measures to prevent technology loophole, hacker attack, misappropriation of password, or other illegal acts that are detrimental to information security safeguards.

                  (ii) Party B discloses technical standards, user information and code sections provided by China Mobile.

                  (iii) Party B fails to keep its original customer service hotline in operation for the two months following a change of the telephone for such hotline.

                  (iv) Party B fails to restrict group SMS in a serious manner.

                  (v) Party B's SMS services have a negative impact on the corporate identity of China Mobile.

                  (vi) Party B provides services to users without users' prior consent.

                  (vii) Party B suspends or changes its business at its own discretion.

                  (viii) Party B fails to identify customers for internet or other non-mobile users, and fails to provide service statement at prominent place at its website or promotion materials.

                  (ix) Party B collect fees from customers for free information service.

                  (x) Party B undertakes billable services through other Monternet platform.

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         4.       The occurrence of any of the following shall empower Party A to order Party B's rectification of the situation described below and to deduct 50 points in its performance review on Party B for each occurrence.

                  (i) Party B generates any overloading volume that jeopardizes network security with respect to the delivery of SMS.

                  (ii) Party B's system testing causes network breakdown and seriously affects the normal operation of the network of China Mobile.

                  (iii) Party B fails to screen out illegal words or words that are detrimental to network security, especially politically sensitive words.

                  (iv) Party B delivers negative information about China Mobile with negative social impact.

                  (v) Party B uses the Monternet brand for authorized use in ways that have a negative impact on China Mobile.

                  (vi) Party B's SMS information violates state laws, regulations, policies or the nine categories of illegal information listed in Information Source Networking Information Safety and Security Liability Statement.

                  (vii) Party B fails to address junk information or illegal attack as required.

                  (viii) Party B fails to cooperate with competent authorities and China Mobile for the purposes of tracking network problems and relevant information gathering.

                  (ix) Party B undertakes billable services through other Monternet network.

         5. The occurrence of any of the following shall empower Party A to deduct 60 points in its performance review of Party B for each occurrence, terminate the whole agreement and, for the two years thereafter, prohibit Party B from providing services for Party A's subscribers.

                  (i) Use Guangdong Mobile's SMS system purely as a fee collection service;

                  (ii) Provide services to customers without first obtaining their consent;

                  (iii)    Overcharge customers;

                  (iv) Cause incorrect computation of fees with respect to services provided to customers;

                  (v) Fail to provide customers with a channel or method to cancel their order of services and to refund customers for cancelled orders;

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                  (vi)     Commit excessive pricing by charging prices for its
                           services in violation of its pre-determined pricing standards;

                  (vii) Violate the restriction against interlinking (such as by providing to any third parties the same information services that Party B provides to Party
                           A); and

                  (viii) Receive a large number of strong customer complaints by users over Party B's service quality or if such complaints lead to serious social impact.

(II)     REWARD

         1. Promotional support if Party B ranks among the top 15 in Party A's monthly review.

         2. Promotional support in the Monternet Business Manual if Party B ranks among the top 20 in its half-year review.

         If Party B effectively performs relevant terms and conditions hereunder and the average annual rate of customer complaints on Party B's SMS service is low, Party A shall give preferential consideration to extend this Agreement with Party B.

ARTICLE 7         CONFIDENTIALITY

(1) Both parties shall be responsible to keep confidential all the customer materials obtained from such services.

(2) Proprietary information received by one Party from the other Party (the "Disclosing Party") that is developed, created, discovered or learned by the Disclosing Party, or transferred to the Disclosing Party, and is of commercial value to the business of the Disclosing Party, including but not limited to relevant commercial secret, computer program, design techniques, idea, know-how, process, data, business and product development plan, customer information relating to the business of the Disclosing Party and other information, or confidential information that the Disclosing Party receives from another party, shall remain the property of the Disclosing Party, the other Party shall keep confidential any and all proprietary information, and without prior written consent of the Disclosing Party, shall not use or disclose such proprietary information to any individual or entity, except for the purpose of normal performance of the obligations hereunder.

(3) Both parties shall be responsible to keep confidential this cooperation and the terms and conditions of this Agreement. Without prior written consent of the other Party, neither Party shall disclose to any third party details of the cooperation between the parties and the terms and conditions of this Agreement.

ARTICLE 8         LIABILITY FOR BREACH

(1) If this Agreement cannot be performed due to any Party's violation of this Agreement, the other Party shall have the right to terminate this Agreement.

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(2)      If any party breaches any obligations under this Agreement and incurs bad social impact or economic losses to the other party, the other party shall have the right to hold the breaching party responsible for such breach, requires the breaching party to reverse such impact and make corresponding compensations, and to terminate this Agreement.

ARTICLE 9         FORCE MAJEURE

Any party hereto shall not be held responsible for the other party's economic losses or the failure or delay to perform all or any part of this Agreement due to force majeure events that could not be predicted and the result of which cannot be controlled or prevented. However, the party affected by such force majeure events shall promptly provide the other party with written notice of such occurrence and, within 15 days thereafter, send a valid certificate issued by the relevant authority explaining the details of such events and the reason for its failure or delay to perform all or any part of this Agreement. Both Parties shall negotiate the performance or termination of this Agreement according to the degree of impact on the performance hereof caused by such events.

ARTICLE 10        AMENDMENT OR MODIFICATION

(1) During the cooperation between the parties, relevant business management requirements and relevant customer management requirements stipulated by Party A for the Monternet shall be incorporated as a supplement hereto. If there is any conflict between the provisions of this Agreement and the management requirements, the management requirements shall prevail. Both parties agree to negotiate on the conflicting provisions, and execute a supplemental agreement.

(2) If any party hereof intends to modify or terminate this Agreement, it shall provide written notice to the other party at least 15 day prior thereto. Notice in oral form shall be invalid. Any dispute arising from the termination of this Agreement shall be negotiated in order to reach a resolution between the parties.

(3) Any issues not included in this Agreement shall, upon agreement through amicable negotiations between the parties, be included as a written supplement hereto.

(4) This Agreement shall be governed by the laws of the People's Republic of China. If the Parties hereto fail to reach an agreement in the event of any dispute, either Party may file a lawsuit before the court of the place where Party A is located.

(5) This Agreement shall become effective after it is signed by the representative of the Parties and affixed with the official seal of the Parties, the term hereof shall be one year, which is renewable upon agreement by both Party A and Party B through consultation.

(6) This Agreement and Exhibits hereto are in four originals, each of Party A and Party B holds two originals thereof, with the equal legal effect.

         EXHIBIT 1: MAINTENANCE RESPONSIBILITIES

         EXHIBIT 2: BILLING AND SETTLEMENT

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         EXHIBIT 3: BASIC INFORMATION OF PARTY B'S COMPANY

         EXHIBIT 4: INFORMATION SOURCE NETWORKING INFORMATION SAFETY AND
                    SECURITY LIABILITY STATEMENT

PARTY A: GUANGDONG MOBILE COMMUNICATIONS CORPORATION

Authorized Representative: /s/ Hong Xiaoqin

Date: January 13, 2004

PARTY B: SHANGHAI WEILAN COMPUTER CO., LTD.

Authorized Representative: /s/ Mark Begert

Date: January 16, 2004

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                                                                       EXHIBIT 1

                          MAINTENANCE RESPONSIBILITIES

A.       DIAGRAM OF THE MAINTENANCE SECTIONS

B.       PARTY A'S RIGHTS AND OBLIGATIONS

(1) Party A shall contribute software and hardware required by its WAP service platform.

(2)      Party A shall connect Party B's server to its WAP service platform.

(3) Party A shall provide Party B with the WAP service specifications and interface technical specifications.

(4) Party A shall maintain the normal operation of the network telecommunications (including WAP service platform), and assume responsibility for network problems not caused by Party B.

(5) Party A shall provide statistics for the information transmission volume through Party A's telecommunications channel, and ensure the reliability and timeliness of such statistics data, and assume responsibilities for any damages arising therefrom.

(6) Party A shall notify Party B in advance for any transmission interruption resulting from testing, maintenance or other foreseeable reasons, including the reason, time and period for such transmission interruption.

(7) Party A shall immediately notify Party B of any transmission interruption caused by unforeseeable reasons such as problems with network switch or other network problems.

C.       PARTY B'S RIGHTS AND OBLIGATIONS

(1) Party B shall be responsible for the construction and maintenance of its own system, including all hardware equipment, system testing, connecting, maintenance, daily service management, marketing promotion and expenses.

(2) Party B shall be responsible for the connection between Party B's system and Party A's WAP platform and expenses for the application, lease and maintenance of relevant telecommunication lines.

(3) Party B shall be responsible for the editing, review and production of the information that it provides, and ensure the timeliness, truthfulness, reliability and legality of such information, and assume related liabilities thereto.

(4) Party B shall ensure the testing and connecting of its system would not affect the normal operation of Party A's network and assume related liabilities for any damages to Party A's network system arising therefrom.

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(5)      Party B shall make prior notice to Party A in writing for the testing, activation and modification of its system, and notify subscribers of the same through effective means such as email, advertisement or short messages upon Party A's confirmation thereof, and shall reduce the impact on subscribers to the minimum degree.

(6) Party B shall observe Party A's emergency adjustment to the volume of short messages so as to ensure the normal operation of WAP services.

(7) Party B undertakes not to create overload transmission volume that would harm the network safety when transmitting short-messages to Party A's WAP service platform.

(8) Party B shall provide 7 days a week and 24 hours a day system maintenance.

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                                                                       EXHIBIT 2

                             BILLING AND SETTLEMENT

For uploading service: 0.1 Yuan/piece;

For asymmetrical downloading of SMS, Party B shall pay Party A network fees according to the following rate:

   NUMBER OF
MESSAGES/MONTH    YUAN/MESSAGE           X= (MT-MO) MESSAGE/MONTH
---------------------------------------------------------------------------
Below 100k            0.08       X*0.08, minimum 2000 Yuan
---------------------------------------------------------------------------
100k-300k             0.07       (X-100k)*0.07+100k*0.08
---------------------------------------------------------------------------
300k-1mm              0.06       (X-300k)*0.06+200k*0.07+100k*0.08
---------------------------------------------------------------------------
Above 1mm             0.05       (X-1mm)*0.05+700k*0.06+200k*0.07+100k*0.08
---------------------------------------------------------------------------

Party A shall send the invoice by month and Party B may pay by cash, bank collection, credit card or book entry voucher.

Party B shall be entitled to the information service fees paid by customers, which shall be collected by Party A on Party B's behalf and Party B shall pay Party A 15% of the fees collectable as collection fee, and the remaining 85% of fees collectable shall be paid to Party B. Fees collectable shall not include the fees from users whose phone has been turned off or whose phone number does not exist.

For monthly-paid services, the full amount of monthly payment shall be collected as of the date on which the subscribers are made accessible to the service.

The parties shall before the 15th of each month (settlement month) verify the data of previous month's information service fees receivable and actually paid, and, upon verification, settle the account no later than the 25th of each month (settlement month).

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                                                                       EXHIBIT 3

                      BASIC COMPANY INFORMATION OF PARTY B

         Full Name: Shanghai Weilan Computer Company Limited

         Address:   6/F, No.18 Xizang Central Road, Shanghai

         Bank Info: CCBC

         Customer service hot-line: 020-37600941/37600946

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                                                                       EXHIBIT 4

                    INFORMATION SOURCE NETWORKING INFORMATION
                     SAFETY AND SECURITY LIABILITY STATEMENT

         Party B shall ensure its content complies with regulations and the nine categories of illegal information listed in Information Source Networking Information Safety and Security Liability Statement.

                                       15